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                                                                       EXHIBIT 3

                      ASSIGNMENT OF STOCKHOLDERS AGREEMENT

    This Assignment of Stockholders Agreement dated as of August 13 1997 (this "Assignment") is entered into between Marley Holdings, L.P., a Delaware limited partnership ("Marley") and Marley G.P., Inc. and relates to that certain Stockholders Agreement dated as of December 28, 1995 (the "Agreement") among Layne Christensen Company (formerly known as Layne, Inc.), a Delaware corporation (the "Issuer"), Marley, Greylock Investments Limited Partnership, a Massachusetts limited partnership and the other stockholder signatories listed on the signature pages thereof. Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.

                                    RECITALS

    WHEREAS, Marley intends to distribute to its general partner and limited partners the shares of Common Stock held by Marley as of the date hereof (the "Distribution") in connection with an offering of Common Stock by the Company and certain selling stockholders pursuant to a Registration Statement on Form S-2 (File No. 333-29581) (the "Offering");

    WHEREAS, Section 6.3 of the Agreement provides that the Agreement is assignable by Marley at its option to any Marley Affiliate; and

    WHEREAS, Marley desires to assign the Agreement to its general partner Marley, G.P., Inc.;

    NOW, THEREFORE, the parties agree as follows:

    1. ASSIGNMENT. Marley hereby assigns to Marley G.P., Inc. all of Marley's obligations and benefits under the Agreement and Marley G.P., Inc. accepts such assignment.

    2. EFFECTIVE DATE. This Assignment shall take effect immediately upon the effectiveness of the Distribution.

    IN WITNESS WHEREOF, the parties have executed this Assignment through their duly authorized representatives as set forth below:

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MARLEY G.P., INC.

                                               MARLEY HOLDINGS, L.P.

                                               By: Marley G.P., Inc.
                                               Its General Partner

Signature: /s/ SALVATORE BADALAMENTI

                                               Signature: /s/ SALVATORE BADALAMENTI
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Printed Name: Salvatore Badalamenti            Printed Name: Salvatore Badalamenti
Title: PRESIDENT                               Title: PRESIDENT
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